UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

Fortress Investment Group LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33294	20-5837959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed by Fortress Investment Group LLC (“Fortress”) on Fortress’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2011, the staff of the SEC notified (a so-called “Wells Notice”) counsel for our Chief Executive Officer, Mr. Daniel Mudd, that it would recommend that the SEC commence a civil enforcement action against him in connection with his service at his previous employer, Fannie Mae. On December 16, 2011, the SEC filed a civil complaint in the Southern District of New York against Mr. Mudd alleging claims referenced in the Wells Notice. All claims against Mr. Mudd in the complaint predate his employment with Fortress and are not directed to Fortress or any other member of our management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC
(Registrant)

/s/ David N. Brooks
David N. Brooks
General Counsel

Date: December 16, 2011

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